Exhibit (d)(2)

INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT is made as of June 10, 2011, by and between AMBASSADOR FUNDS, a Delaware statutory trust (the “Trust”), with respect to its series of shares shown on Schedule A attached hereto, as the same may be amended from time to time (such series and any other portfolios hereafter added to Schedule A are referred to collectively herein as the “Selkirk Funds”), and CONVERGENCE FINANCIAL SERVICES, INC., a Michigan corporation (the “Adviser”).

The Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a diversified, open-end management investment company.  The Adviser is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), as an investment adviser and engages in the business of acting as an investment adviser.  The Trust’s Agreement and Declaration of Trust (the “Declaration of Trust”) authorizes the Board of Trustees of the Trust (the “Board of Trustees”) to create separate series of shares of beneficial interest in the Trust.  The Trust desires to retain the Adviser to render or contract to obtain as hereinafter provided investment advisory services to the Selkirk Funds, and the Adviser is willing to render such investment advisory services upon the terms and conditions hereinafter set forth.

In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.

Employment of the Adviser.  The Trust hereby employs the Adviser to act as the investment adviser for and to manage the investment and reinvestment of the assets of the Selkirk Funds in accordance with the investment objectives and policies and limitations for each Selkirk Fund, and to administer its affairs to the extent requested by and subject to the supervision of the Trustees of the Trust for the period and upon the terms herein set forth.  The investment of monies shall be subject to all applicable restrictions of the Declaration of Trust and Bylaws of the Trust as may from time to time be in force.  The Trust and the Adviser agree that, with respect to any additional series of shares of the Selkirk Fund created in the future, they may negotiate and execute a separate advisory contract or one, which is supplementary and/or amendatory hereto.

The Adviser accepts such employment and agrees during such period to render such services, to furnish office facilities and equipment and clerical services for the Selkirk Funds, and to assume the obligations herein set forth for the compensation herein provided.  Subject to the approval of the Board of Trustees, the Adviser is authorized to enter into a subadvisory agreement (a “Subadvisory Agreement”) with any other registered investment adviser, whether or not affiliated with the Adviser (a “Subadviser”), pursuant to which such Subadviser shall furnish to one or more of the Selkirk Funds continuous portfolio management services in connection with the management of such Selkirk Funds.  The Adviser will continue to have responsibility for all investment advisory services furnished pursuant to any Subadvisory Agreement.  The Trust and Adviser understand and agree that the Adviser may manage the Funds in a “manager-of-managers” style with either a single or multiple Subadvisers, which contemplates that the Adviser will, among other things:

(a)

continually evaluate the performance of each Subadviser to the Funds through quantitative and qualitative analysis and consultations with each Subadviser;

(b)

periodically make recommendations to the Board of Trustees as to whether the contract with one or more Subadvisers should be renewed, modified, or terminated; and

(c)

periodically report to the Board of Trustees regarding the results of its evaluation and monitoring functions.

The Trust recognizes that, subject to the approval of the Board of Trustees, a Subadviser’s services may be terminated or modified pursuant to the “manager-of-managers” process and that the Adviser may appoint a new Subadviser for a Subadviser that is so removed.

Subject to the supervision and direction of the Trustees, to the restrictions of the Declaration of Trust and Bylaws of the Trust, as amended from time to time, to the provisions of the 1940 Act and to the statements relating to the investment objectives, investment policies and investment restrictions of each Selkirk Fund, as the same are set forth in the currently effective prospectus relating to the shares of the beneficial interest of each Selkirk Fund under the Securities Act of 1933, as amended (the “Prospectus”), the services provided by the Adviser (or a Subadviser under the Adviser’s supervision) include, but are not be limited to: furnishing continuously an investment program and determining from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of each Selkirk Fund shall be held in authorized securities or cash; making decisions for the Selkirk Fund as to the manner in which voting rights, rights to consent to action and any other rights pertaining to the Selkirk Funds’ portfolio securities shall be exercised; implementing investment policies and strategies; taking, on behalf of each Selkirk Fund, all actions which the Adviser deems necessary to implement the investment policies determined as provided above, and in particular placing all orders for the purchase or sale of portfolio securities for each Selkirk Fund’s account with brokers or dealers selected by it, and to that end, giving instructions to the Custodian of each Selkirk Fund as to deliveries of securities and payments of cash for the account of each Selkirk Fund.  The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Selkirk Funds in any way or otherwise be deemed an agent of the Selkirk Funds.

2.

Compensation of the Adviser.  For the services provided and the expenses assumed pursuant to this Agreement on and after the Effective Date, each Selkirk Fund will pay to the Adviser a management fee at the annual rates described on Schedule A with respect to the average daily net assets of each Selkirk Fund.  This management fee will be computed daily, and will be paid to the Adviser monthly, and shall be calculated by applying the annual rates set forth on Schedule A to the average daily net assets of each Selkirk Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Selkirk Fund.  For the fiscal years of the Trust ending December 31, 2011 and 2012, the Adviser agrees to waive a portion of its management fee in order to assure that the Total Operating Expenses of each Selkirk Fund will not exceed the maximum amount (expressed as a percentage of the Selkirk Fund’s average daily net assets) set forth on Schedule A, and such maximum amount shall be increased if any of the Funds elects to pay distribution fees pursuant to Rule 12b-1 under the 1940 Act, as set forth on Schedule A.  If the Adviser is required to waive all or a portion of its management fee, it shall be permitted to recover the amount of waived fees in subsequent years to the extent that the Total Operating Expenses of each Selkirk Fund shall be below the maximum amount set forth on Schedule A, provided that such recovery is permitted under applicable laws and regulations.

3.

Expenses Borne By the Selkirk Funds.  In addition to the fee of the Adviser, the Selkirk Funds shall assume and pay any expenses for services rendered by a Custodian or by the Transfer and Dividend Disbursing Agent for the safekeeping of each Selkirk Fund’s securities or other property, for keeping its books of account, and for any other charges of the Custodian or of the Transfer and Dividend Disbursing Agent.  The Adviser shall not be required to pay and the Selkirk Fund shall assume and pay the charges and expenses of the Selkirk Fund’s operations, including compensation of the Trustees, of the Administrator and Distributor, charges and expenses of independent auditors, of legal counsel, any registrar of the Selkirk Funds, costs of acquiring and disposing of portfolio securities, interest, if any, on obligations incurred by the Selkirk Funds, cost of share certificates, if any, and of reports, membership dues in the Investment Company Institute or any similar organization, reports and notices to shareholders, other like miscellaneous expenses and all taxes, costs and fees payable to federal, state or other governmental agencies or others on account of the registration of securities issued by the Selkirk Funds, filing of corporate documents or otherwise.  The Selkirk Funds shall not pay or incur any obligation for any expenses for which a Selkirk Fund intends to seek reimbursement from the Adviser or adjustment of the Adviser’s fee as herein provided without first obtaining the written approval of the Adviser.

4.

Delivery of Documents.  The Trust has delivered to the Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

(a)

Agreement and Declaration of Trust;

(b)

Bylaws of the Trust (such Bylaws, as in effect on the date hereof and as amended from time to time, are herein called the “Bylaws”);

(c)

Certified resolutions of the Board of Trustees authorizing the appointment of the Adviser and approving the form of this Agreement;

(d)

Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the “Registration Statement”), as filed with the SEC relating to each Fund and its shares of beneficial interest and all amendments thereto; and

(e)

Prospectus and Statement of Additional Information of each Fund.

5.

Allocation of Brokerage.  The Adviser (or a Subadviser under the Adviser’s supervision) shall place all orders for the purchase or sale of portfolio securities for the accounts of the Selkirk Funds with brokers or dealers selected by the Adviser (or a Subadviser under the Adviser’s supervision), and to that end the Adviser (or a Subadviser under the Adviser’s supervision) is authorized as the agent of the Selkirk Fund to give instructions to the Custodian of each Selkirk Fund as to deliveries of securities and payment of cash for the account of the Selkirk Funds.  In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser (or a Subadviser under the Adviser’s supervision) shall use its best efforts to seek to execute security transactions at prices that are advantageous to the Selkirk Funds and (when a disclosed commission is being charged) at reasonably competitive commission rates.  In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Adviser or a Subadviser and the Adviser (or a Subadviser under the Adviser’s supervision) is expressly authorized to pay any broker or dealer who provides such brokerage and research services a commission for executing a security transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser (or a Subadviser under the Adviser’s supervision) determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities that the Adviser and its affiliates have with respect to accounts over which they exercise investment discretion.

6.

Permissible Investments.  Subject to applicable statutes and regulations, it is understood that Trustees, officers or agents of the Trust are or may be interested in the Adviser as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser may be interested in the Trust otherwise than as a director, officer or agent.

7.

Limitation on Adviser Liability.  The Adviser shall not be liable for any error of judgment or of law or for any loss suffered by a Selkirk Fund in connection with the matters to which this Agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

8.

Term; Termination.  This Agreement shall become effective with respect to each Selkirk Fund on June 30, 2011 (the “Effective Date”), and shall remain in full force until the second anniversary of the Effective Date, unless sooner terminated as hereinafter provided.  This Agreement shall continue in force from year to year thereafter with respect to each Selkirk Fund, but only as long as such continuance is specifically approved for each Selkirk Fund at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for a Selkirk Fund, the Adviser may continue to serve in such capacity for such Selkirk Fund in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without cause and without the payment of any penalty by the Trust or by the Adviser on sixty (60) days written notice to the other party.  The Trust may effect termination with respect to any Selkirk Fund by action of the Trustees or by vote of a majority of the outstanding voting securities of such Selkirk Fund.  The terms “assignment” and “vote of a majority of the outstanding voting securities” have the meanings set forth in the 1940 Act and the rules and regulations thereunder.  Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in Section 2 earned prior to the effective date of such termination.

9.

Amendment.  This Agreement may be amended at any time by mutual written agreement of the parties; provided, however, that no amendment to this Agreement for which approval by vote of a majority of the Selkirk Fund’s outstanding voting securities is required under the 1940 Act shall be effective until such approval is obtained.

10.

Severability.  If any provision of this Agreement shall be held or made invalid or unenforceable by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

11.

Notices.  Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Adviser at 4000 Town Center, 11th Floor, Southfield Michigan  48075, Attention:  Timothy J. Otto, President; or (2) to the Trust at 500 Griswold Street, Suite 2800, Detroit, Michigan 48226, Attention:  Brian T. Jeffries, President.  Either party may change its address for notices hereunder by giving written notice of such change to the other party in the manner provided in this Section 15.

12.

Governing Law.  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Acts.  In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Subject to the foregoing, this Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the Commonwealth of Delaware.

13.

Limitation of Trust Liability.  The Declaration of Trust establishing Ambassador Funds, filed March 22, 2000, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the office of the Secretary of the State of Delaware, provides that the name “Ambassador Funds” refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Ambassador Funds, shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the Trust’s estate only shall be liable.

14.

Defined Terms.  Terms not defined herein shall have the same meanings as such terms are used in the currently effective prospectus with respect to shares of the Selkirk Fund.

IN WITNESS WHEREOF, the Trust Fund and the Adviser have caused this Agreement to be executed on the day and year first above written.

AMBASSADOR FUNDS

By: /s/ Brian T. Jeffries

Its: President

CONVERGENCE FINANCIAL SERVICES, INC.

By: /s/ Timothy J. Otto

Its: President

SCHEDULE A

The Trust shall pay the Adviser, out of the assets of each Selkirk Fund, as full compensation for all services rendered, a management fee for such Selkirk Fund set forth below, based on the net assets of each Selkirk Fund:

Annual Rate

Selkirk Opportunities Fund

1.25%

Selkirk Core Fund

1.00%

Selkirk Income Fund

1.00%

Selkirk Bond Fund

0.75%

Selkirk Short Term Bond Fund

0.70%

The following chart sets forth the maximum amount of Total Operating Expenses that the Adviser has agreed to permit each Selkirk Fund to incur, in each case as a percentage of average daily net assets of each Selkirk Fund:

  Maximum Total

  Maximum Total

Operating Expense

Operating Expense

(without 12b-1 fees)

  (with 12b-1 fees)

Selkirk Opportunities Fund

2.00%

2.25%

Selkirk Core Fund

2.00%

2.25%

Selkirk Income Fund

2.00%

2.25%

Selkirk Bond Fund

1.55%

1.80%

Selkirk Short Term Bond Fund

1.50%

1.75%

The above schedule may be amended from time to time, as evidenced by the signatures of the officers of the Trust and the Adviser indicated below.

AMBASSADOR FUNDS

CONVERGENCE FINANCIAL SERVICES, INC.

By : /s/ Brian T. Jeffries

By: /s/ Timothy J. Otto

Title: President

Title: President

Effective Date: June 30, 2011